Exhibit 99.10

CONSENT OF IFBC AG

We hereby consent to (i) the inclusion of our opinion letter, dated February 13, 2014, to the Board of Directors of Foster Wheeler AG (“Foster Wheeler”) as Annex C to the prospectus which forms a part of the Registration Statement on Form F-4 (the “Registration Statement”) of AMEC plc (“AMEC”) relating to the proposed acquisition of Foster Wheeler by AMEC and (ii) the references to such opinion in such prospectus under the captions “Summary” and “Background to and Reasons for the Offer.”  In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

/s/ IFBC AG
IFBC AG

Zurich, Switzerland

2 October 2014